UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2006
TERAYON COMMUNICATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-24647 (Commission File Number)	77-0328533 (IRS Employer Identification No.)
4988 Great America Parkway
Santa Clara, California 95054
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (408) 235-5500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) On June 19, 2006, Terayon Communication Systems, Inc. (the “Company”) announced that two members of the Board of Directors are resigning, and that the Board of Directors has approved a reduction in size from nine to seven members.
     Mark Slaven, current Chair of the Audit Committee and member of the Board of Directors of the Company, is resigning effective August 2, 2006 as a result of the increased demands on his time from his duties as Senior Vice President, Chief Financial Officer and Treasurer of Cross Match Technologies Inc. in Palm Beach Garden, Florida, and not as a result of any matter concerning the Company. Mr. Slaven has served as a director of the Company since July 2003, and has served as the Chairman of the Audit Committee and a member of the Nominating and Governance Committee since June 2004.
     Aleksander Krstajic’s resignation, effective immediately, resulted from the increased travel and demands on his time from his duties as President and Chief Executive Officer of Bell Vanguard Inc., and not from any matter concerning the Company. Mr. Krstajic has served as a director of the Company since July 1999.
     The Company has appointed Lew Solomon, currently a member of the Board of Directors, to be a member of the Audit Committee effective August 2, 2006.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Terayon Communication Systems, Inc. on June 19, 2006 entitled “Terayon Announces Resignation of Directors”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 19, 2006

Terayon Communication Systems, Inc.
By:	/s/ Mark Richman
	Name:	Mark Richman
	Title:	Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED JUNE 13, 2006

Exhibit	Description

99.1	Press release issued by Terayon Communication Systems, Inc. on June 19, 2006 entitled “Terayon Announces Resignation of Directors”